UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchnage Act of 1934

Date of Report (Date of earliest event reported) June 5, 2012

Syntel, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Michigan	000-22903	38-2312018
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 E. Big Beaver Road, Suite 300, Troy, Michigan		48083
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (248) 619-2800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follwing provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Syntel, Inc. (“Syntel”) held its annual meeting of shareholders on Tuesday, June 5, 2012 (the “Meeting”) in Troy, Michigan. As of the record date for the Meeting, April 10, 2012, there were 41,824,778 shares of Syntel’s common stock outstanding and entitled to vote. There were 39,766,223 shares of Syntel’s common stock represented in person or by proxy at the Meeting. The final vote of the shareholders on the proposals presented at the Meeting follows:

Proposal 1: The following nominees, constituting the entirety of Syntel’s Board of Directors, were elected to serve for one year terms lasting until the next annual meeting of shareholders in 2013:

	Number of Shares
	FOR	WITHHELD	BROKER NON-VOTES
Paritosh K. Choksi	38,696,867	275,000	794,356
Bharat Desai	38,273,579	698,288	794,356
Thomas Doke	38,816,118	155,749	794,356
Rajesh Mashruwala	38,747,679	224,188	794,356
George R. Mrkonic, Jr.	38,740,126	231,741	794,356
Prashant Ranade	38,743,149	228,718	794,356
Neerja Sethi	38,237,864	734,003	794,356

Proposal 2: The appointment of Crowe Horwath LLP as Syntel’s independent registered public accounting firm for fiscal year 2012 was ratified:

Number of Shares
FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
39,704,049	56,096	6,078	-0-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Syntel, Inc.
(Registrant)

Date June 7, 2012	By	/s/ Daniel M. Moore

Daniel M. Moore, Chief Administrative Officer

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